UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2006

CSX CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-08022	62-1051971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Water Street, 15th Floor, Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 359-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On September 15, 2006, CSX Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC and UBS Securities LLC, on behalf of the Underwriters named therein (the “Underwriters”) for the public offering of $400,000,000 aggregate principal amount of the Company’s 6.000% Notes due 2036 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of August 1, 1990, between the Company and JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank, as trustee, as supplemented and amended, and an Action of Authorized Pricing Officers dated September 15, 2006. The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3ASR (Registration No. 333-132051) which became effective February 27, 2006. On September 18, 2006, the Company filed with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Act, its Prospectus, dated February 27, 2006, and Prospectus Supplement, dated September 15, 2006, pertaining to the offering and sale of the Notes.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits required to be filed by Item 601 of Regulation S-K.

The following exhibits are filed as a part of this report.

Exhibit No.	Description
4.1	Action of Authorized Pricing Officers dated September 15, 2006.

4.2	Form of Note.

5.1	Opinion of Cravath, Swaine & Moore LLP as to the validity of the Notes.

12.1	Calculation of Ratio of Earnings to Fixed Charges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSX CORPORATION

Date: September 21, 2006	By:	/s/ David A. Boor
David A. Boor Vice President-Tax and Treasurer